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                                                                    EXHIBIT 4.02


                        EMPLOYEEMATTERS/ESOURCEONE, INC.
                             1999 STOCK OPTION PLAN

                       NONSTATUTORY STOCK OPTION AGREEMENT


EmployeeMatters, Inc. (formerly known as eSourceOne, Inc.), a Delaware corporation (the "Company"), hereby grants an option to purchase shares of its common stock (the "Shares") to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Company's 1999 Stock Option Plan (the "Plan").

Date of Option Grant: ____________

Name of Optionee: <<Name>>

Optionee's Social Security Number: <<SSN>>

Number of Shares Covered by Option: <<Shares>>

Exercise Price per Share: $0.10

Vesting Start Date: <<Vesting_Start_Date>>

        BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED AGREEMENT AND IN THE PLAN, A COPY OF WHICH IS ALSO ATTACHED.


Optionee:
         ----------------------------------------
                    (Signature)

Company:
        -----------------------------------------
                    (Signature)

        Title:
              -----------------------------------

Attachment



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                        EMPLOYEEMATTERS/ESOURCEONE, INC.
                             1999 STOCK OPTION PLAN

                       NONSTATUTORY STOCK OPTION AGREEMENT


NONSTATUTORY STOCK   This option is not intended to be an incentive stock option
OPTION               under section 422 of the Internal Revenue Code and will be interpreted accordingly.

VESTING This option is only exercisable before it expires and then only with respect to the vested portion of the option.

                     Your right to purchase Shares under this option vests as to one-fourth (1/4) of the total number of Shares covered by this option, as shown on the cover sheet, on the one-year anniversary of the Vesting Start Date, provided you then continue in Service. Thereafter, the number of Shares which you may purchase under this option shall vest at the rate of one-fourth (1/4) of the total number of Shares covered by this option on each of the three succeeding anniversaries of the Vesting Start Date, and provided that you then remain in Service. The resulting aggregate number of vested Shares will be rounded to the nearest whole number, and you cannot vest in more than the number of Shares covered by this option.

                     In the event of a Change in Control of the Company prior to expiration of this option and at a time when you are an Employee of the Company, any unvested Shares covered by this option shall become fully and immediately vested on your CiC Involuntary Termination Date. You will experience a "CiC Involuntary Termination Date" if your Service is terminated by the Company or its successor (other than for Cause) within one year of the date of consummation of a Change in Control of the Company. No additional Shares will vest after your Service has terminated for any reason.

TERM Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Option Grant, as shown on the cover sheet. Your option will expire earlier if your Service terminates, as described below.


REGULAR TERMINATION  If your Service terminates for any reason, other than death, Disability or Cause, then your option will expire at the close of business at Company headquarters on the 90th day after your termination date.

TERMINATION FOR      If your Service is terminated for Cause, then you shall
CAUSE                immediately forfeit all rights to your option and the
                     option shall immediately expire.


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DEATH                If your Service terminates because of your death, then your option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of death. During that twelve month period, your estate or heirs may exercise the vested portion of your option.

                     In addition, if you die during the 90-day period described in connection with a regular termination (i.e., a termination of your Service not on account of your death, Disability or Cause), and a vested portion of your option has not yet been exercised, then your option will instead expire on the date twelve (12) months after your termination date. In such a case, during the period following your death up to the date twelve (12) months after your termination date, your estate or heirs may exercise the vested portion of your option.

DISABILITY           If your Service terminates because of your Disability, then your option will expire at the close of business at Company headquarters on the date twelve (12) months after your termination date.

LEAVES OF ABSENCE    For purposes of this option, your Service does
                     not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, your Service will be treated as terminating 90 days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

                     The Company determines which leaves count for this purpose, and when your Service terminates for all purpose under the Plan.


NOTICE OF EXERCISE   When you wish to exercise this option, you must
                     notify the Company by filing the proper "Notice of Exercise" form at the address given on the form. Your notice must specify how many Shares you wish to purchase.
                     Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

                     If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

FORM OF PAYMENT      When you submit your notice of exercise, you
                     must include payment of the option price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

                     - Cash, your personal check, a cashier's check or a money order.

                     - Shares which have already been owned by you for more than six months and which are surrendered to the Company. The value of the Shares, determined as of the effective date of the option exercise, will be applied to the option price.

                     - To the extent a public market for the Shares exists as determined by the Company, by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and


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                        to deliver all or part of the sale proceeds to the
                        Company in payment of the aggregate exercise price.


WITHHOLDING TAXES    You will not be allowed to exercise this option
                     unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or sale of Shares acquired under this option.

RESTRICTIONS ON      By signing this Agreement, you agree not to exercise this
EXERCISE AND SALE    option or sell any Shares acquired under this option at a
                     time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise or sale. In particular, the Company may impose the following two types of "Suspension Periods."

                     - The Company shall have the right to designate one or more periods of time, each of which shall not exceed 180 days in length, during which this option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act of 1933 (the "Securities Act") or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this option shall be exercisable; and

                     - In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, you shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Shares without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or the underwriters (not to exceed 180 days in length).

                     If the sale of Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercise of this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.


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THE COMPANY'S RIGHT  In the event that you propose to sell, pledge or otherwise
OF FIRST REFUSAL     transfer to a third party any Shares acquired under this
                     Agreement, or any interest in such Shares, the Company shall have the "Right of First Refusal" with respect to all (and not less than all) of such Shares. If you desire to transfer Shares acquired under this Agreement, you must give a written "Transfer Notice" to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee.

                     The Transfer Notice shall be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Company. The Company's rights under this subsection shall be freely assignable, in whole or in part.

                     If the Company fails to exercise its Right of First Refusal within thirty (30) days after the date when it received the Transfer Notice, you may, not later than ninety (90) days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the Shares with lawful money equal to the present value of the consideration described in the Transfer Notice.

                     The Company's Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Shares.

                     The Company's Right of First Refusal shall terminate in the event that Stock is listed on an established stock exchange or is quoted regularly on the NASDAQ National Market.

TRANSFER OF OPTION   Prior to your death, only you may exercise this
                     option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or it may be transferred upon your death by the laws of descent and distribution.



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                     Regardless of any marital property settlement agreement,
                     the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse's interest in your option in any other way.

RETENTION RIGHTS     Your option or this Agreement do not give you the
                     right to be retained by the Company (or any Parent, Subsidiaries or Affiliates) in any capacity. The Company
                     (and any Parent, Subsidiaries or Affiliates) reserve the right to terminate your Service at any time and for any reason.

SHAREHOLDER RIGHTS   You, or your estate or heirs, have no rights as a
                     shareholder of the Company until a certificate for your option's Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

ADJUSTMENTS          In the event of a stock split, a stock dividend or a
                     similar change in the Company stock, the number of Shares covered by this option and the exercise price per Share may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

LEGENDS All certificates representing the Shares issued upon exercise of this option shall, where applicable, have endorsed thereon the following legends:

                       "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

                       "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

APPLICABLE LAW       This Agreement will be interpreted and enforced under
                     the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.


THE PLAN AND         The text of the Plan is incorporated in this Agreement by
                     reference.


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OTHER AGREEMENTS     CERTAIN CAPITALIZED TERMS USED IN THIS AGREEMENT ARE
                     DEFINED IN THE PLAN, AND HAVE THE MEANING SET FORTH IN THE PLAN. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

        BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.


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